TD SYNNEX Appoints Douglas Britt to Board of Directors

FREMONT, Calif., & CLEARWATER, Fla. – June 22, 2026 – TD SYNNEX (NYSE:SNX) today announced the appointment of Douglas Britt to its Board of Directors (the “Board”), effective June 17, 2026, increasing the size of the Board from ten to eleven members. Britt will serve on the Board’s Audit Committee and Technology Committee.

A seasoned technology executive, Britt brings more than 30 years of experience leading global technology, manufacturing and supply chain businesses and a strong track record of driving operational excellence and strategic growth. Britt currently serves as Executive Chairman of Boyd, where he previously served as Chief Executive Officer and led the sale of Boyd Thermal business to Eaton Corporation in 2026. He currently oversees the Boyd Thermal business within Eaton.

“TD SYNNEX has built a strong reputation for helping partners navigate complexity across the technology landscape,” said Britt. “I look forward to working with the Board and leadership team as the company continues to strengthen its position, adapt to industry change and deliver value across the ecosystem.”

Britt currently serves on the boards of Helios Technologies and Benchmark Electronics and has played a key role in numerous value-creation initiatives throughout his career including the development and strategic growth of Nextracker eventually leading to its separation into an independent public company and the expansion of Boyd’s Thermal business into a global leader in liquid cooling technologies.

“We are pleased to welcome Doug to our Board of Directors,” said Ann Vezina, Chair of TD SYNNEX’s Board. “Doug’s deep expertise across technology, manufacturing and supply chain operations, along with his experience scaling global businesses, will further strengthen our governance and strategic oversight. His perspective will be valuable as we continue to advance our strategy, including our growing hyperscale digital infrastructure capabilities, and deliver for our partners around the world.”

Prior to Boyd, Britt served as President of the Integrated Solutions division of Flex Ltd., a global design, engineering, manufacturing and supply chain solutions provider. Earlier in his career, he held senior leadership roles at Future Electronics, Silicon Graphics and Solectron. He holds a Bachelor of Science in Business Administration from California State University, Chico, and has completed executive education programs in Europe, including at the University of London.

About TD SYNNEX
TD SYNNEX (NYSE: SNX) is a leading global distributor, solutions aggregator, and original design and contract manufacturer that plays a central role in connecting the technology ecosystem. We support more than 150,000 customers across over 100 countries with a comprehensive edge-to-cloud portfolio spanning cybersecurity, analytics, artificial intelligence, mobility, and Everything-as-a-Service. We are a Fortune 100 company that helps partners maximize the value of technology investments and achieve measurable business outcomes through our global reach, expertise and enablement capabilities.

Headquartered in Clearwater, Florida, and Fremont, California, the Company's distribution business brings together a broad portfolio of IT hardware, software and systems, providing access to products across the global IT ecosystem. The Company's Hyve Solutions business partners with technology companies to design, manufacture, and deliver traditional and accelerated compute, cloud, and connected infrastructure.

For more information, visit www.TDSYNNEX.com, follow our newsroom or follow us on LinkedIn, Facebook and Instagram.

Safe Harbor Statement
Statements in this news release that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 involve known and unknown risks and uncertainties which may cause the Company's actual results in future periods to be materially different from any future performance that may be suggested in this release. The Company assumes no obligation to update any forward-looking statements contained in this release.

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CONTACT
Emily Moseley
TD SYNNEX Corporate Communications
727-538-5864
Emily.moseley@tdsynnex.com